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                                                                    Exhibit 23.1
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 16, 1999, except for Note 17 for which the date is November 22, 1999, relating to the consolidated financial statements which appear in the TeleCorp PCS, Inc. (the "Company") prospectus dated November 22, 1999 filed with the Securities and Exchange Commission on November 23, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

                                         /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
November 24, 1999